U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2003

KAISER GROUP HOLDINGS, INC.

(successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12303 Airport Way, Suite 125 Broomfield, Colorado 80021
(Address of principal executive offices, including zip code)

720-889-2770
(Registrant’s telephone number, including area code)

Item 5.              Other Events and Regulation FD Disclosure

The Certificate of Incorporation of Kaiser Group Holdings, Inc. (the “Company”) authorizes the issuance of Common Stock, par value $0.01 per share and Series 1 Redeemable Cumulative Preferred Stock, par value $0.01 per share (“Capital Stock”).  A description of the Capital Stock of the Company is attached to this Report on Form 8-K as Exhibit 99.1.

Item 7.              Financial Statements and Exhibits

Exhibit 99.1 – Description of Capital Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ John T. Grigsby, Jr.
John T. Grigsby, Jr.
President and Chief Executive Officer

Date: August 6, 2003